EXHIBIT 5.1


Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York  14228-1197

Dear Sirs:

         We have acted as counsel to Columbus McKinnon Corporation, a New York corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about August 11, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to 550,000 shares (the "Shares") of the Company's common stock, $.01 par value, to be issued under the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, as amended and restated, and the Columbus McKinnon Corporation Restricted Stock Plan, as amended (collectively, the "Plans").

         In connection with the opinions set forth in this letter, we have (1) examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of documents, corporate records and other instruments, (2) made such inquiries as to questions of fact of officers and representatives of the Company and the proceedings relating to and actions taken by the Company in connection with the adoption or amendment of the Plan, and (3) made such examination of law, as we have deemed necessary or appropriate for the purpose of giving the opinions expressed herein. We do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States of America.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid, and non-assessable.

                  We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the Shares being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/  HODGSON RUSS LLP








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